UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 21, 2023

SHARPLINK GAMING LTD.

(formerly Mer Telemanagement Solutions Ltd.)

(Exact name of registrant as specified in charter)

Israel	7999	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on May 23, 2023, the Listing Qualifications department of The Nasdaq Stock Market LLC (the “Staff”) notified SharpLink Gaming Ltd. (the “Company”) that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b)(1) (the “Rule”); however, on August 9, 2023, the Staff granted the Company’s request for an extension until November 20, 2023 to comply with this requirement.

On November 21, 2023, the Company received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of the extension. Specifically, the Company did not complete its proposed transactions and was unable to file a Current Report Form 8-K on or before the November 20, 2023 deadline previously required by the Staff, evidencing compliance with the Rule. As a result, unless the Company requests an appeal of the Staff’s determination, trading of the Company’s ordinary shares will be suspended at the opening of business on November 30, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market (“Nasdaq”).

The Company intends to submit a hearing request to the Nasdaq Hearings Panel (the “Panel”) no later than 4:00 p.m. Eastern Time on November 28, 2023, which request will stay suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

At the Panel hearing, the Company intends to present a plan to regain compliance with the minimum stockholders’ equity requirement. In the interim, the Company’s ordinary shares will continue to trade on the Nasdaq Capital Market under the symbol “SBET” pending the ultimate conclusion of the hearing process.

There can be no assurance that the Company’s plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company’s ordinary shares are delisted, it could be more difficult to buy or sell the Company’s ordinary shares or to obtain accurate quotations, and the price of the Company’s ordinary shares could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These express or implied statements are not promises or guarantees and involve substantial risks and uncertainties. Examples of forward-looking statements herein include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the minimum stockholders’ equity requirement, the Company’s intention to appeal the Staff’s determination, the Company’s expectation that a request for a Panel hearing would stay delisting of its common stock pending the conclusion of the hearing process, the outcome of the Panel’s review of any Company appeal of the Staff’s determination, and any courses of action to regain compliance with the Nasdaq continued listing requirements. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, there can be no assurance that the Company will meet the stockholders’ equity requirement during any compliance period or otherwise in the future, otherwise meet Nasdaq’s compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can ultimately meet applicable Nasdaq requirements for any such relief. These forward-looking statements should be considered together with the risks and uncertainties that may affect the Company’s business and future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any forward-looking statements except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: November 24, 2023